UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 30, 2011

Date of Report (date of Earliest Event Reported)

Earth Dragon Resources, Inc.

 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53774	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Azaban Green Terrace St.
3-20-1 Minami Azabu Minato-ku
Tokyo, 106-0047 Japan
 (Address of principal executive offices and zip code)

81-(0)3-6859-8532
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 30, 2011, Earth Dragon Resources, Inc., a Nevada corporation (“Earth Dragon”), terminated the Joint Venture Agreement (the “JV Agreement”) it entered into on January 21, 2011 with Gregory Investments Corp. (“GIU”).  Purusant to the JV Agreement, Earth Dragon had the option to earn up to fifty percent (50%) ownership of Chisu Gold Mines Limited, which holds mining properties in Tanzania, Africa.

Under the terms of the JV Agreement, had a ninety (90) day period of time to conduct its due diligence of the project. As a result of such due diligence review, Earth Dragon has elected not to proceed with the JV Agreement and it is now terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:                      March 30, 2011

EARTH DRAGON RESOURCES INC.

By: /s/ THOMAS HERDMAN
Name:           Thomas Herdman
Title:           President